Exhibit 10.23

MEMBERSHIP PURCHASE AGREEMENT

THIS AGREEMENT is made and entered into, by, and between SIERRA GLOBAL, LLC, a Nevis LLC, (hereafter referred to as "Seller"), and MYECHECK, INC., a Wyoming Corporation (hereafter referred to as "Buyer") on August 20, 2014 (hereafter "Effective Date").

WHEREAS, Buyer and Seller have previously entered into a SOFTWARE LICENSE AND SERVICES AGREEMENT (hereafter "LICENSING AGREEMENT") on November 23, 2013; and

WHEREAS, as of the Effective Date, Seller owes Buyer the sum of Four Hundred Thousand Dollars ($400,000.00) in licensing, maintenance and servicing fees under the terms of the LICENSING AGREEMENT (hereafter "SELLER'S ACCOUNT RECEIVABLE"); and

WHEREAS, Seller is the owner and holder of all of the membership interest of GREENPAY, LLC, a Wyoming LLC (hereafter referred to as "GREENPAY"); and

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of the membership interest of GREENPAY upon the terms and conditions and for the consideration set forth below;

WHEREAS, on or about February 24, 2014, GREENPAY, for the sum of One Hundred Thousand Dollars ($100,000.00) and other consideration, purchased from Buyer a SOFTWARE LICENSE AND SERVICES AGREEMENT which granted a perpetual, nonexclusive, transferable, enterprise-wide right and license to use, maintain, modify, enhance and create derivative works from Software owned by MyECheck (hereafter "GREENPAY LICENSING AGREEMENT"); and

WHEREAS, pursuant to the GREENPAY LICENSING AGREEMENT, Buyer loaned the sum of One Hundred Fifty Thousand Dollars ($150,000.00) to GREENPAY as a cash advance to pay operating expenses at the beginning of the GREENPAY LICENSE; and

WHEREAS, as of the Effective Date, the outstanding balance of the cash advance loan is approximately One Hundred Fifty Thousand Dollars ($150,000.00) (hereafter "GREENPAY CASH ADVANCE"); and

WHEREAS, as of the Effective Date, GREENPAY owes Buyer the sum of One Hundred Eighty Two Thousand Dollars ($182,000.00) in licensing, maintenance and servicing fees under the terms of an existing licensing agreement (hereafter "GREENPAY'S ACCOUNT RECEIVABLE"); and

MEMBERSHIP EQUITY PURCHASE AGREEMENT	Initials: (ES) / (MH)
Buyer Seller

WHEREAS, GREENPAY has developed significant contractual relations, contacts, and other good will which has led to the development of revenue and revenue potential which Buyer would be able to enhance; and

WHEREAS, on or about February 24, 2014, GREENPAY, for the sum of Nine Hundred Thousand Dollars ($900,000.00) and other consideration, purchased from Buyer a perpetual, worldwide non-exclusive non-restricted license, sub-licensable license (hereafter "GREENPAY PATENT LICENSE") to make, use, sell and lease any products, services, materials, compositions, techniques, devices, methods or inventions relating to or based on US Patent Number 7,389,913 titled "Method and apparatus for online check processing"; and

WHEREAS, the GREENPAY PATENT LICENSE has since been assigned from GREENPAY to SELLER and is no longer an asset of GREENPAY nor subject to this Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants contained in this agreement, the parties agree as follows:

ARTICLE 1

PURCHASE

SECTION 1.01. THE PURCHASE. For the Purchase Price, and on the terms and subject to the conditions set forth in this Agreement, Seller hereby sells, assigns, transfers, and delivers to Buyer, and Buyer hereby purchases from Seller, all of Seller's right, title, and interest in and to the membership interest of GREENPAY now owned by Seller.

ARTICLE 2

PAYMENT TERMS / USE OF ESCROW

SECTION 2.01. PURCHASE PRICE. The purchase price to be paid by Buyer to Seller for one hundred percent (100%) of the membership interest of GREENPAY is One Million One Hundred Seventy Thousand Dollars ($1,170,000), subject to reduction in the amount of:

(1) GREENPAY'S ACCOUNT RECEIVABLE as provided in Section 2.02; (2) the outstanding balance of the GREENPAY CASH ADVANCE, as provided in Section 2.02.; and (3) subject to reduction as set forth in Article 8 below (hereafter "Purchase Price").

SECTION 2.02. PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid in a combination of cash, cash equivalents, and a promissory note as follows:

MEMBERSHIP EQUITY PURCHASE AGREEMENT	Initials: (ES) / (MH)
Buyer Seller

A.           Buyer shall transfer to Seller the following cash equivalents: (1) The amount SELLER'S ACCOUNT RECEIVABLE; (2) GREENPAY'S ACCOUNT RECEIVABLE; and (3) the outstanding balance of the GREENPAY CASH ADVANCE all of which shall be credited toward and serve as partial payment of the Purchase Price as follows:

Purchase Price:	$1,170,000.00
GreenPay Account Receivable:	$(182,000.00)
GreenPay Cash Advance:	$(150,000.00)
Sierra Global Account Receivable:	$(400,000.00)
BALANCE OF PURCHASE PRICE:	$438,000.00

SECTION 2.03. ESCROW. The Parties agree to utilize Stewart Title escrow company (hereafter "Escrow Agent") to facilitate the closing of this transaction. Within five (5) business days of the Effective Date, Buyer shall deposit the sum of Ten Thousand Dollars ($10,000.00) (hereafter "Earnest Money"), into escrow with the Escrow Agent to be held in escrow by the Escrow Agent until Close of Escrow (as hereinafter defined). Such Earnest Money shall be credited to the Buyer at close of Escrow.

SECTION 2.04. CASH PAYMENT AND PROMISSORY NOTE. The remaining balance of the Purchase Price, viz. Four Hundred Thirty Eight Thousand Dollars ($438,000.00), shall be paid as follows: (1) The sum of Ten Thousand Dollars ($10,000.00) shall be deposited into Escrow by Buyer on or before the Close of Escrow in cash or cashier's check in order that funds shall be immediately available to Seller at Close of Escrow; (2) The sum of Three Hundred Forty Four Thousand Dollars ($344,000.00) shall be deposited into Escrow by Buyer on or before the Close of Escrow in cash or cashier's check in order that funds shall be immediately available to Seller at Close of Escrow; and (3) Buyer shall deposit an unsecured promissory note made payable to Seller in the amount of Eighty Four Thousand Dollars ($84,000.00) in substantially the same form and on such terms as are set forth in the specimen note affixed hereto as Attachment 1 and incorporated herein by this reference.

ARTICLE 3

WARRANTIES

SECTION 3.01. SELLER'S WARRANTIES. Seller hereby warrants, represents, and covenants to Buyer, and this Agreement is made in reliance on the following, each of which is deemed to be a separate covenant, representation, and warranty:

MEMBERSHIP EQUITY PURCHASE AGREEMENT	Initials: (ES) / (MH)
Buyer Seller

(a)          OWNERSHIP OF MEMBERSHIP INTEREST.   Seller owns, beneficially and of record, free and clear of all liens, charges, claims, equities, restrictions, or encumbrances one hundred percent (100%) of the membership interest of GREENPAY and has the full right, power, and authority to sell, transfer, and deliver to Buyer, in accordance with this Agreement, the entire membership interest of GREENPAY, free and clear of all liens, charges, claims, equities, restrictions, and encumbrances. The sale by Seller does not constitute a breach or violation of, or default under, any will, deed or trust, agreement, or other instrument by which that Seller is bound.

(b)          LIENS CREATED BY SALE. The execution and carrying out of the provisions of this Agreement and compliance with its provisions by Seller, will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, or result in the creation of, any lien, charge, or encumbrance upon any of the properties or assets of GREENPAY pursuant to the articles of incorporation, bylaws, or any indenture, mortgage, deed of trust, agreement or other instrument to which GREENPAY is a party or by which it is bound or affected.

(C)          DULY-ORGANIZED. GREENPAY is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Wyoming, and has its principal place of business at 1740 H Dell Range Blvd #281, Cheyenne, WY 82009. A copy of the articles of organization and all amendments to the articles, certified by the Secretary of State of Wyoming, and a copy of the Operating Agreement, certified by the Secretary of GREENPAY, have been delivered to Buyer and are complete and correct as of the date of this Agreement.

(d)          AUTHORIZED MEMBERSHIP. GREENPAY has issued one hundred percent (100%) of its membership interest to Seller. All such membership interest is fully paid and nonassessable. Membership interest is evidenced either by a membership roll or by membership certificates in either percentage or unit denominations. There are no: (i) outstanding membership options or warrants with respect to, or privileges or rights to purchase or subscribe for, any membership interest of GREENPAY; (ii) obligations or securities issued by GREEN PAY convertible into membership interests of GREENPAY; (iii) agreements provided for or relating to any options, warrants, purchase rights, privileges, convertible obligations, or securities to which GREENPAY is a party; or (iv) any agreements by GREENPAY to issue, sell, or acquire any of its capital stock.

(e)          OFFICERS AND MANAGERS. The following constitute the present officers and Managers of GREENPAY: See Exhibit A which is incorporated herein by this reference.

MEMBERSHIP EQUITY PURCHASE AGREEMENT	Initials: (ES) / (MH)
Buyer Seller

(f)          FINANCIAL STATEMENTS. Attached to and incorporated in this Agreement as Exhibit B are statements of income and retained earnings of GREENPAY for 2014 (as of July 31, 2014), and a balance sheet of GREENPAY as of July 31, 2014, referred to respectively as the "balance sheet" and the "date of the balance sheet." All such financial statements are correct and complete, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and present fairly the financial condition and the results of operation of GREENPAY; however, such financial statements have not been certified by an independent certified public accountant.

(g)          STATEMENT. Sellers have delivered to the Buyer a true and complete list, as of the date of this agreement and certified by GREENPAY's Treasurer, showing:

(1)          The names of all persons whose compensation from GREENPAY for the fiscal year 2014 will equal or exceed Ten Thousand Dollars ($10,000.00) , together with a statement of the full amount paid or payable to each such person for services rendered in the 12 months ending July 31, 2014, and the basis therefor;

(2)          The name of each bank in which GREENPAY has an account or safe-deposit box, and the names of all persons authorized to draw on it or to have access to it; and

(3)          The names of all persons, if any, holding tax or other powers of attorney from GREENPAY and a summary statement of the terms of those powers of

(h)          UNDISCLOSED LIABILITIES. Except as disclosed in Exhibit E , except as and to the extent reflected or reserved against, in the Balance Sheet, GREENPAY, as of the Date of the Balance Sheet, had no liabilities of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, known or unknown, including without limitation tax liabilities due or to become due, and incurred in respect of or measured by GREENPAY's income for any period up to that date, or arising out of transactions entered into, or any state of facts existing prior to it.

(i)          ACTS BY GREENPAY. Since July 31, 2014, GREENPAY has not:

(1)         Incurred any obligation or liability, absolute or contingent, known or unknown, except current liabilities incurred in the ordinary course of business.

(2)          Discharged or satisfied any lien or encumbrance, or paid any obligation or liability, absolute or contingent, other than current liabilities shown on the balance sheet, and current liabilities incurred since that date in the ordinary course of business.

MEMBERSHIP EQUITY PURCHASE AGREEMENT	Initials: (ES) / (MH)
Buyer Seller

(3)          Declared or paid any dividends, made any payment or distribution of any kind to shareholders, or purchased or redeemed or otherwise acquired any shares of capital stock.

(4)          Mortgaged, pledged, or subjected to lien, charge, or other encumbrance, any of its assets, tangible or intangible.

(5)         Sold or transferred any of its tangible assets, or canceled any debts or claims, except in the ordinary course of business.

(6)         Sold, assigned, transferred, or granted licenses or rights in any patents, trademarks, trade names, copyrights, or other intangible assets.

(7)         Engaged in any transactions affecting its business or properties not in the ordinary course of business, or suffered any extraordinary losses or waived any rights of substantial value.

(8)         Made or authorized any change in its outstanding stock, or in its certificate of incorporation or bylaws.

(9)        Granted or agreed to grant any increase in compensation to, or paid or agreed to pay any bonus to, or made any similar arrangement with any of its directors, officers, employees, or agents.

(10)       Suffered any damage, destruction, or loss (whether or not covered by insurance) materially and adversely affecting its properties or business, or of any item carried in its property account at more than $1,000.

(11)       Experienced any labor trouble, or any event or condition of any character, materially and adversely affecting its business or properties.

(j)          CHANGE IN BUSINESS. Since July 31, 2014, there have been no material changes in the assets, liabilities, business, or condition of GREENPAY other than changes in the ordinary course of business, which changes have not adversely affected its business, properties, prospects, or condition.

(k)          CONTRACTS. Except in each case as listed in Exhibit C, attached to and made a part of this Agreement, GREENPAY is not a party to any written or oral:

(1)         Contract for the employment of any officer or individual employee.

(2)         Contract with any labor union.

(3)         Contract for the purchase of materials, supplies, services, machinery, or equipment involving payment by GREENPAY of more than One

MEMBERSHIP EQUITY PURCHASE AGREEMENT	Initials: (ES) / (MH)
Buyer Seller

Thousand Dollars          ($1,000.00) in each case, or more than Ten Thousand Dollars ($10,000.00) in the aggregate.

(4)         Contract continuing over a period of more than one year from the date of this Agreement.

(5)         Contract not terminable on 30 days' notice or less without liability on the part of GREENPAY.

(6)         Distributor, sales agency, or advertising contract, or contract for the sale of its products or services.

(7)         Lease.

(8)         Contract with any subcontractor.

(9) Bonus, pension, profit-sharing, retirement, stock purchase, stock option, hospitalization, insurance, or similar plan or practice, formal or informal, in effect with respect to its employees or others.

(10)        Contract not made in the ordinary course of business.

(1)         OBLIGATIONS. GREENPAY has performed all obligations required to be performed by it to date, and is not in default under any contract, agreement, lease, commitment, indenture, mortgage, deed of trust, or other document to which it is a party.

(m)          WARRANTY OF PRODUCT OR SERVICE. GREENPAY has not made or given any warranty or guarantee with respect to its products or services except as set forth in Exhibit D, attached to and incorporated in this agreement.

(n)          TAXES. GREENPAY has filed all federal and state tax returns which are required to be filed, and has paid all taxes which have become due pursuant to those returns or pursuant to any assessment received by GREENPAY. The amounts set up as a provision for taxes on the balance sheet are sufficient for the payment of all accrued and unpaid federal, state, county, and local taxes of GREENPAY for the period ending on the date, and for all fiscal years prior to it. The Seller does not have any knowledge of any tax deficiency proposed or threatened against GREENPAY.

(o)          RESTRICTIONS ON OPERATIONS. GREENPAY is not a party to any contract or agreement, or subject to any charter or other corporate restriction, which materially and adversely affects its business, property, assets, operations, or conditions, financial or otherwise.

MEMBERSHIP EQUITY PURCHASE AGREEMENT	Initials: (ES) / (MH)
Buyer Seller

(p)          COMPLIANCE WITH LAWS. GREENPAY has complied with, and is complying with, all applicable laws, orders, rules, and regulations promulgated by any federal, state, municipal, or other governmental authority relating to the operation and conduct of the property and business of GREENPAY, and there are no material violations of any such law, order, rule, or regulation existing or threatened, except as shown on Exhibit E, which is attached to and incorporated in this agreement. GREENPAY has not received any notices of violation of any applicable zoning regulation or order, or other law, order, regulation, or requirement relating to the operation of its business or to its properties, except as shown on Exhibit E, attached to and incorporated in this agreement.

(q)          LITIGATION. There are no actions, suits, claims, proceedings, investigations, or litigation pending, or to the knowledge of Seller threatened against or affecting GREENPAY, at law or in equity or admiralty, or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, except as disclosed in Exhibit F, attached to and incorporated in this Agreement. GREENPAY is not in default with respect to any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign.

(r)          TITLE TO ASSETS. GREENPAY has good and sufficient title in and to all of the assets listed on the balance sheet or acquired by it after that date, other than inventories sold or otherwise disposed of in the ordinary course of business subsequent to that date; and those assets are in each case free and clear of all mortgages, liens, charges, encumbrances, equities, pledges, conditional sales agreements, or claims of any nature whatsoever, except as stated in the balance sheet.

(s)          CONDITION OF ASSETS. The assets of GREENPAY are in good operating condition and repair, and conform to all applicable ordinances regulations, zoning, and other laws.

(t)          ACCOUNTS RECEIVABLE. All accounts receivable reflected in the balance sheet are current and collectible, except to the extent of the reservation for bad debts included in it, and to the extent that they have been collected since the date of the balance sheet. All accounts receivable arising since the date of the balance sheet, to the extent remaining unpaid as of the date of this agreement, are current and collectible, except to the extent of a reservation for bad debts in the amount of percent of the aggregate of all accounts so arising.

MEMBERSHIP EQUITY PURCHASE AGREEMENT	Initials: (ES) / (MH)
Buyer Seller

(u)          INSURANCE. Attached to and incorporated in this agreement, as Exhibit G, is a list and brief description of all policies of fire, liability, and other forms of insurance held by GREENPAY. Those policies are in amounts deemed by the management of GREENPAY to be sufficient.

(v)          PATENTS AND TRADEMARKS. Attached to this Agreement and incorporated in it as Exhibit H is a list and brief description of all patents, patent applications, trademarks, trade names, and copyrights used, owned by, or registered in the name of GREENPAY or in which GREENPAY has any rights; all such patents, patent applications, trademarks, trade names, and copyrights are believed to be valid and in good standing, and are not involved in any interference, opposition, or cancellation proceedings. GREENPAY is not a licensor or seller with respect to any patents, trademarks, trade names, copyrights, or applications therefor, except as stated in Exhibit H.

(w)          LICENSES GREENPAY currently holds the GREENPAY LICENSING AGREEMENT, affixed hereto as Exhibit I and incorporated herein by reference. GREENPAY no longer holds the GREENPAY PATENT LICENSE which is not part of this sale. GREENPAY has previously assigned the GREENPAY LICENSING AGREEMENT to Seller and said license is no longer an asset of GREENPAY nor subject to this Agreement.

(x)          DISCLOSURES. No representation or warranty contained in this agreement, and no statement made in any certificate or schedule furnished in connection with or attached to this agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to make any such representation, warranty, or statement not misleading to a prospective purchaser of all of the capital stock of GREENPAY.

Section 3.02. BUYER'S WARRATIES. Buyer hereby warrants, represents, and covenants to Seller, and this agreement is made in reliance on the following, each of which is deemed to be a separate covenant, representation, and warranty:

(a)          AUTHORIZATION TO PURCHASE. Buyer is a duly organized and existing corporation under the laws of the State of Wyoming, has all of the powers and authority necessary to carry on the business it now conducts, and has the power and authority to purchase all of the membership interest of GREENPAY from Seller on the terms, conditions, and for the purchase price set forth in this Agreement.

MEMBERSHIP EQUITY PURCHASE AGREEMENT	Initials: (ES) / (MH)
Buyer Seller

ARTICLE 4

CLOSING DATE AND SURVIVAL OF WARRANTIES

SECTION 4.01. TIME AND PLACE OF CLOSING. The purchase and sale described in this Agreement shall be consummated, unless delayed to another date by agreement of the parties in writing, at __ __ A.M. Pacific Standard Time, ________________________2014, called" Closing Date," at ____________________________________, California, called "Closing

Place."

SECTION 4.02. OBLIGATIONS FOR CLOSING. On the Closing Date, or on any other date as consummation of the purchase and sale of membership interest described in this Agreement may be delayed by agreement of the parties in writing, and at the closing place specified in this agreement:

(a)          Buyer shall deliver into Escrow:

(i)          the remaining portion of the Purchase Price, viz. Three Hundred

Fifty Four Thousand Dollars ($354,000.00) unless adjusted pursuant to Article 8 below;

(ii)         a promissory note in the amount of Eighty Four Thousand Dollars ($84,000.00) unless adjusted pursuant to Article 8 below; and

(iii)        written confirmation cancelling SELLER'S ACCOUNT RECEIVABLE.

(b)          Seller shall each deliver into escrow:

(i)          the certificate(s) of membership interest representing 100% of the membership interest in GREENPAY in duly-endorsed form for immediate transfer to Buyer. In the alternative, Seller shall deliver to Buyer: (i) a duly-executed declaration from the Secretary of GREENPAY indicating that GREENPAY does not issue membership certificates and instead utilizes a Membership Roll; and (ii) a signed and notarized assignment of membership interests in a form acceptable to the Secretary of GREENPAY evidencing the assignment of 100% of the membership interest in GREENPAY from Seller to Buyer.

(ii)          Signed resignations of all Managers and Officers of GREENPAY.

SECTION 4.03. ACTIONS UPON CLOSING. On the Closing Date and upon receipt into escrow all of the documents and funds set forth in Section 4.02 above, the Escrow Agent shall:

(a)          Deliver to Buyer, the certificate(s) of membership interest representing 100% of the membership interest in GREENPAY in duly-endorsed form for immediate transfer to Buyer (or signed and notarized assignment of membership interests in a form acceptable to the Secretary of GREENPAY evidencing the assignment of 100% of the membership interest in GREENPAY from Seller to Buyer.)

MEMBERSHIP EQUITY PURCHASE AGREEMENT	Initials: (ES) / (MH)
Buyer Seller

(b)          Deliver to Buyer, the signed resignations of all Managers and Officers of GREENPAY.

(c)          Deliver to Seller and executed promissory note by Buyer in favor of Seller in the amount of Eighty Four Thousand Dollars ($84,000.00);

(d)          Deliver to Seller the cash equivalents set forth in paragraph 2.02;

(e)                         File with the IRS or other tax agency Form 1042S or other related forms required under law to report oversea payments. Furher, the Escrow Agent shall withhold from the cash funds deposited into escrow, all amounts required to be withheld under State or Federal law. Escrow Agent shall distribute any remaining funds of this withholding to Seller only upon the written consent of both parties, which shall not unreasonably be withheld.

SECTION 4.03. SURVIVAL OF WARRANTIES. The warranties, representations, and covenants of each of the parties to this agreement shall survive the execution of this agreement and the consummation of the purchase and sales described in this agreement.

ARTICLE 5

BOOKS AND RECORDS; RESIGNATIONS

SECTION 5.01. DELIVERY OF DOCUMENTS. The Seller has delivered to the Buyer all of the books and records of GREENPAY and the written resignations of all of its officers and Managers.

ARTICLE 6

COVENANT NOT TO COMPETE

SECTION 6.01. COVENANT. Seller agrees that it will not, directly or indirectly, own, manage, operate, join, control, or participate in the ownership, management, operation, or control of, or be employed or connected in any manner with or by, any business under any name similar to the name of GREENPAY or which competes in any similar business in the geographic area described in GREENPAY's license for a period of three (3) years from the date of this Agreement, unless that Seller obtains the prior written consent of Buyer.

MEMBERSHIP EQUITY PURCHASE AGREEMENT	Initials: (ES) / (MH)
Buyer Seller

Buyer has issued Seller an independent license (hereafter "Seller's License"). Seller has also been assigned the GREENPAY PATENT LICENSE. A true and accurate copy of both licenses are contained in Exhibit J and incorporated herein by this reference. No provision of this covenant not to compete, nor any other provision of this Agreement, shall limit, impede, restrict or in any other way infringe upon the Seller's License.

SECTION 6.02. INJUNCTIVE RELIEF. Sellers agree that the remedy at law for any breach by any of them of any provision of this paragraph will be inadequate and that, in addition to any other remedies it may have, Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage to either GREENPAY or to Buyer.

ARTICLE 7

LACK OF BROKERAGE

SECTION 7.01. No BROKER _INVOLVEMENT. Each party to this Agreement represents, warrants, and agrees that all negotiations relative to this Agreement have been carried on by him or her, or his or her representative, directly with the other party without the intervention of any person; that no broker brought about this sale on his or her behalf; and that each party will indemnify and hold the other party harmless from any and all claims, suits, and actions for brokerage or other commissions, and from and against all expenses of any character, including reasonable attorneys' fees incurred by the other by reason of any claim by any person or broker claiming to have been engaged by, or on behalf of, the indemnifying party, or with whom the indemnifying party is claimed to have made any agreement for compensation.

ARTICLE 8

INDEMNITY BY REDUCTION IN PRICE

SECTION 8.01. REDUCTION OF PURCHASE PRICE. Subject to the provisions of paragraph 8.02 below, Buyer shall be entitled to reduction in the Purchase Price for the amount of damage resulting from the breach of any warranty, representation, or covenant by the Seller. If the amount of that damage exceeds the unpaid balance of the purchase price, Seller shall pay the amount of that excess to Buyer within thirty (30) days. Such reduction shall first be applied as a credit to the outstanding balance of the promissory note issued by Buyer to Seller and, if such outstanding balance is less than the reduction, then such overage shall be applied refunded from escrow. In the event that such reduction is determined after the close of escrow, Seller shall pay to Buyer the amount of the reduction not applied to the outstanding balance of the promissory note within thirty (30) days.

MEMBERSHIP EQUITY PURCHASE AGREEMENT	Initials: (ES) / (MH)
Buyer Seller

SECTION 8.02. LIMITATION OF REDUCTION OF PURCHASE PRICE. Notwithstanding any other term or provision of this agreement, Sellers shall not be liable to Buyer for any breaches of any warranty, representation, or covenant set forth herein, unless those breaches exceed in the aggregate an amount equal to Ten Thousand Dollars ($10,000.00).

ARTICLE 9

MISCELLANEOUS

SECTION    9.01. NONASSIGNABILITY. Neither this agreement, nor any interest in this agreement, shall be assignable by the Buyer without the prior written consent of the Seller.

SECTION 9.02. NOTICES. All notices required or permitted to be given under this agreement shall be in writing and shall be sent by first-class mail, postage prepaid, deposited in the United States mail in California, and shall be addressed as follows:

if intended for the Seller:	With a copy to:

Sierra Global, LLC
Attention: Matt Hanson
Hunkins Waterfront Plaza, Suite 556 Main Street, Charlestown
St. Kitts and Nevis

if intended for the Buyer:	With a copy to:

MyEcheck, Inc.	Benjamin Harvey, Esq.
Attention: Ed Starrs	2311 Capitol Avenue
2600 E. Bidwell Street #140	Sacramento, CA 95816
Folsom, CA 95630

Any party to this agreement may change the address for notices to be sent to him or her by written notice to the other parties.

MEMBERSHIP EQUITY PURCHASE AGREEMENT	Initials: (ES) / (MH)
Buyer Seller

SECTION 9.03. GOVERNING LAW. This Agreement shall be deemed to have been made and performed in, and shall be construed pursuant to the laws of the State of California, excluding application of its conflict of laws principles. In the event MyEcheck initiates any legal proceeding with regard to the interpretation or enforcement of this Agreement, the parties hereby agree to submit to the exclusive jurisdiction of the appropriate state and federal courts of the State of California. In the event that Seller initiates any legal proceeding with regard to the interpretation or enforcement of this Agreement, the parties hereby agree to submit to the exclusive jurisdiction of the appropriate state and federal courts of the State of California, County of El Dorado. Each party irrevocably waives, to the maximum extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue for any such proceeding brought in such courts and any claims that any proceeding brought in any such court has been brought in an inconvenient forum. If either party retains counsel for the purpose of enforcing or preventing the breach or threatened breach of any provision contained herein or otherwise retains counsel to enforce any right or remedy it may have, then the prevailing party will be entitled to be promptly reimbursed by the nonprevailing party for all reasonable costs, fees and expenses, including reasonable attorneys' fees, expended or so incurred by the prevailing party. The United Nations Convention on Contracts for the International Sale of Goods is specifically disclaimed and shall not apply to this Agreement.

SECTION 9.04. INUREMENT. Subject to the restrictions against assignment as contained in this agreement, this agreement shall inure to the benefit of, and shall be binding upon, the assigns, successors in interest, personal representatives, estates, heirs, and legatees of each of the parties to this agreement.

SECTION 9.05. PARTIES ADVISED BY COUNSEL. This Agreement has been negotiated between parties who are sophisticated and knowledgeable in the matters contained herein and who have been represented by legal counsel. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties and any rule of law (including Section 1654 of the California Civil Code and any other authority of any jurisdiction of similar effect) which would require interpretation of any ambiguities in this Agreement against the drafting party is not applicable and is hereby waived.

SECTION 9.06. CONSTRUCTION. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof wherever the context and facts require such construction. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

MEMBERSHIP EQUITY PURCHASE AGREEMENT	Initials: (ES) / (MH)
Buyer Seller

SECTION 9.07. REMEDIES. The rights and remedies of each party as set forth in this Agreement are not exclusive and are in addition to any other rights and remedies available to it in law or in equity.

SECTION 9.08. FURTHER ASSURANCES. The parties agree: (i) to furnish upon request to each other such further information; (ii) to execute and deliver to each other such other documents; and (iii) to do such other acts and things, all as the other party may reasonably request for the purposes of carrying out the intent of this Agreement and the Documents referred to in this Agreement.

SECTION 9.09. ATTORNEYS' FEES. In the event of any controversy, claim or dispute between the parties to this agreement, arising out of or relating to this agreement or the breach of this agreement, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees, and Costs.

SECTION 9.10. ENTIRE AGREEMENT. This agreement contains the entire agreement of the parties to it, and supersedes any prior written or oral agreements between them concerning the subject matter contained in this agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between and among the parties to this agreement, relating to the subject matter contained in this agreement, which are not fully expressed in it.

SECTION 9.11. WAIVERS AND AMENDMENTS. Any waiver of or amendment to the terms of this Agreement shall be effective only if made in writing and signed by an authorized and duly empowered representative of each of the parties hereto. No failure to exercise, and no delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right hereunder preclude further exercise of any right hereunder.

SECTION 9.12. SEVERABILITY. If any provision of this Agreement is found by a court of competent jurisdiction to be unenforceable or invalid, that provision shall be changed and interpreted to accomplish the objectives of such provision to the greatest extent possible under applicable law and the remaining provisions shall remain in full force and effect.

SECTION 9.13. COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be considered an original, but all of which together will constitute the same instrument. Execution and delivery of this Agreement may be evidenced by facsimile transmission.

MEMBERSHIP EQUITY PURCHASE AGREEMENT	Initials: (ES) / (MH)
Buyer Seller

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to enter into this Agreement, effective as of the Effective Date.

MYECHECK, INC.	SIERRA GLOBAL, LLC
"BUYER"	"SELLER"

Edward R. Starrs	Matthew A. Hanson
By: /s/ Edward R. Starrs	By: /s/ Matthew A. Hanson
Its: CEO	ITS: Managing Director

MEMBERSHIP EQUITY PURCHASE AGREEMENT	Initials: (ES) / (MH)
Buyer Seller

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